                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ----------------------

                     WAVE TECHNOLOGIES INTERNATIONAL, INC.
            (Exact name of Registrant as specified in its charter)

            Missouri                                    43-1481443
            --------                                    -----------
  (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                   Identification No.)


10845 Olive Boulevard, Suite 250, St. Louis, Missouri                63141
------------------------------------------------------------------------------
      (Address of Principal Executive Offices)                     (Zip Code)


                            ----------------------

                     WAVE TECHNOLOGIES INTERNATIONAL, INC.
                            1997 STOCK OPTION PLAN
                           (Full title of the plan)
                            ----------------------

                         KENNETH W. KOUSKY, President
                     Wave Technologies International, Inc.
                       10845 Olive Boulevard, Suite 250
                          St. Louis, Missouri  63141
                    (Name and address of agent for service)

                                (314) 692-1954
         (Telephone number, including area code, of agent for service)


                                           CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                       Amount to
Title of securities        be               Proposed maximum              Proposed maximum              Amount of
to be registered       registered      offering price per share/1/   aggregate offering price/1/   registration fee/1/
----------------       ----------      ---------------------------   ---------------------------   -------------------
Common Stock, par      400,000/2/                $7.375                      $2,950,000                 $870.25
value $.50 per share   shares
----------------------------------------------------------------------------------------------------------------------

----------------
/1/ Computed solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h), based on the high and low prices reported for the Common Stock on the Nasdaq National Market for February 17, 1998.
/2/ Plus such additional shares as may be issued pursuant to antidilution provisions.

                                   Part II.


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE
          ---------------------------------------

          The following documents are incorporated by reference in this registration statement:

          (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1997; and

          (b) (i) Registrant's Quarterly Report on Form 10-QSB for the quarter ended July 31, 1997, filed pursuant to Section 13(a) of the Exchange Act.

               (ii) Registrant's Quarterly Report on Form 10-QSB for the quarter ended October 31, 1997, filed pursuant to Section 13(a) of the Exchange Act.

          (c) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A dated June 28, 1994 (registration number 0-24454) pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES
          -------------------------

          Not applicable; the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.   INTEREST OF NAMED EXPERTS AND COUNSEL
          -------------------------------------

          Not Applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

          The Registrant is incorporated under the General and Business Corporation Law of Missouri ("BCL"). The BCL permits a corporation to indemnify its directors and officers against expenses, judgments, settlement payments and other costs incurred in connection with litigation and similar proceedings, subject to certain limitations. The BCL also provides that the statutory indemnification is not exclusive of other indemnification rights arising under any bylaw, agreement, vote of stockholders, or otherwise. Pursuant thereto, the Registrant's Articles of Incorporation broadly direct the Registrant to indemnify its directors and officers to the full extent permitted by law, and the Registrant's Bylaws set forth those indemnification rights. The Bylaws provide that the Registrant shall indemnify directors and officers against certain liabilities, settlements and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by or in the right of the Registrant) to which any of them is, or is threatened to be, made a party by reason of their status as a director or officer of the Registrant or of an employee benefit plan or other entity; provided that a determination is made by specified parties that such person acted in good faith in a manner reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by or in the right of the Registrant, the Registrant shall indemnify directors and officers against expenses actually and reasonably incurred by them in connection with such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Registrant; provided that such director or officer was not adjudged liable for negligence or misconduct in the performance of his duties to the Registrant, unless the court in which such action was brought determined in view of the circumstances that indemnity is proper. The Bylaws further require indemnification of directors and officers for all reasonable expenses incurred in connection with the successful defense (on the merits or otherwise) of any covered proceeding and provide for partial indemnification in the case of any partially successful defense.

     As permitted by the BCL, the Articles of Incorporation of the Registrant provide that a director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Missouri statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions or
(iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision in the Articles is to eliminate the rights of the Registrant and its shareholders to recover monetary damages against a director's breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in the situations described above. It does not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of his duty of care, and does not relieve a director from any violations of statutory law such as certain liabilities imposed on directors under the federal securities laws.

     As permitted by the BCL and its Bylaws, the Registrant has applied to purchase directors' and officers' liability insurance under which each director and officer of the Registrant will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED
          -----------------------------------

          Not applicable.

Item 8.   EXHIBITS
          --------

     The Exhibits to this Registration Statement are listed in the Exhibit Index on Page 8 of this Registration Statement, which Index is incorporated herein by reference.

Item 9.   UNDERTAKINGS
          ------------

          The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) For the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 20th day of February, 1998.

                         WAVE TECHNOLOGIES INTERNATIONAL, INC.


                         By: /s/  Kenneth W. Kousky
                            ----------------------------------------------------
                            Kenneth W. Kousky, President, Chairman of the
                            Board, Chief Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Kenneth W. Kousky and J. Michael Bowles, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                             Title                     Date
              ---------                             -----                     ----
/s/  Kenneth W. Kousky                  President, Chairman of the      February 20, 1998
--------------------------------------  Board and Chief Executive
Kenneth W. Kousky                       Officer
                                        (Principal Executive Officer)

/s/  J. Michael Bowles                  Chief Financial Officer,        February 20, 1998
--------------------------------------  Secretary
J. Michael Bowles                       (Principal Financial and
                                        Accounting Officer)

/s/  David W. Kemper                    Director                        February 20, 1998
--------------------------------------
David W. Kemper

/s/  Walter N. Torous                   Director                        February 20, 1998
--------------------------------------
Walter N. Torous

/s/  Robert E. Lefton                   Director                        February 20, 1998
--------------------------------------
Robert E. Lefton

/s/  Raymond J. Kalinowski              Director                        February 20, 1998
--------------------------------------
Raymond J. Kalinowski

/s/  Maxine K. Clark                    Director                        February 20, 1998
--------------------------------------
Maxine K. Clark

                                 EXHIBIT INDEX

Exhibit                                                              Sequentially
Number   Description of Documents                                    Numbered Page
-------  ------------------------                                    -------------
4.1      Articles of Incorporation of Registrant, as amended
         and restated (filed as Exhibit 3.1 to the Registrant's
         Registration Statement on Form SB-2 (Registration
         No. 33-805556) and incorporated herein by reference)

4.2 Restated By-Laws of Registrant (filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1997 and incorporated herein by reference)

4.3      Wave Technologies International, Inc.
         1997 Stock Option Plan (filed as Exhibit 10.18 to the
         Registrant's Quarterly Report on Form 10-QSB for the quarter ended October 31, 1997 and incorporated herein by reference).

5.1      Opinion of Husch & Eppenberger, L.L.C.                                 9
         (filed herewith)

23.1     Consent of Deloitte & Touche, L.L.P.                                   10
         (filed herewith)

23.2     Consent of Counsel (contained in Exhibit 5.1)

24.1     Power of Attorney (included on Signature Page)